CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 50 to the registration statements on Form N-1A (File No. 811-02608 and No. 811-05215) (“Registration Statements”) of our reports dated November 8 and 11, 2013 respectively, relating to the financial statements and financial highlights of Putnam Money Market Fund and Putnam Tax Exempt Money Fund. We also consent to the references to us under the headings “Financial highlights” and “Auditor and Financial Statements” in such Registration Statements.

PricewaterhouseCoopers LLP
Boston, Massachusetts
January 24, 2014